October 6, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in paragraphs 2, 3 and 4 of Item 4 of Form 8-K of Tri-County Financial Corporation dated September 19, 1997 and filed on September 25, 1997. We have read and have no basis for agreeing or disagreeing with the comments in paragraphs 1 and 5 of Item 4 of such Form 8-K.

Yours truly,


/s/ Deloitte & Touche LLP
__________________________
Deloitte & Touche LLP